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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to references to Lee Keeling as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 1998 for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports, incorporated by reference in (i) the Prospectus constituting a part of the Registration Statement on Post-Effective Amendment No. 1 to Form S-3 and the Registration Statement on Post-Effective Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on September 30, 1998 and (ii) the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 25, 1998.



                                           LEE KEELING AND ASSOCIATES, INC.


                                           By: /s/ KENNETH RENBERG
                                               -------------------------------
                                               Kenneth Renberg  Vice President


Tulsa, Oklahoma
March 12, 1999